Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations

Elisabeth H. Olmsted, Manager, Investor Relations

(617) 796-8245

www.fivestarseniorliving.com

Five Star Quality Care, Inc. Announces Redemption of 3.75% Convertible Senior Notes Due 2026

Newton, MA (June 5, 2013): Five Star Quality Care, Inc. (NYSE: FVE) today announced that it will redeem all of its outstanding 3.75% convertible senior notes due 2026 at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.  There currently are $24,872,000 principal amount of Notes outstanding.  This redemption is expected to occur on or about July 8, 2013.  FVE expects to fund this redemption with cash on hand and borrowings under its revolving credit facility.

Five Star Quality Care, Inc. is a senior living and healthcare services company which owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the United States.  Five Star also operates two rehabilitation hospitals.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FVE’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT FVE WILL REDEEM ALL OF ITS OUTSTANDING 3.75% CONVERTIBLE SENIOR NOTES AND THAT THIS REDEMPTION IS EXPECTED TO OCCUR ON OR ABOUT JULY 8, 2013.  HOWEVER, THE EXPECTED REDEMPTION OF ALL OF THE OUTSTANDING 3.75% CONVERTIBLE SENIOR NOTES MAY NOT BE COMPLETED OR IT COULD BE DELAYED DUE TO THE OCCURRENCE OF

UNFORESEEN OR OTHER CIRCUMSTANCES.  FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

(end)